Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Registered Public
                Accounting Firm

We consent to the reference of our firm under the caption "Experts" and to the inclusion and incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2 (No. 333-116137) and related prospectus of our reports dated March 22, 2004, with respect to the consolidated financial statements and schedules of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company) as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission. We also consent to the inclusion of our reports dated March 22, 2004 relating to the statutory basis financial statements of Equitable Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life Company as of December 31, 2003 and 2002 and for the years then ended included in this Registration Statement and related prospectus.

                                                   /s/ Ernst & Young, LLP

Atlanta, Georgia
August 13, 2004